SETTLEMENT AGREEMENT

        This Settlement Agreement (the “Agreement”) is entered into by and between the New York City Transit Authority (“Authority”), and AlphaNet Solutions, Inc. (“AlphaNet”) (jointly referred to as the “Parties”) this 25th day of March, 2003.

        WHEREAS, on December 16,1997 the Authority entered into Contract D-337437R (“Contract”) with AlphaNet in the amount of $20,433,382.53, and

        WHEREAS, Modification No. 1 was issued on September 29, 1998 in the amount of $171,055.60 making the total Contract amount $20,604,438.13.

        WHEREAS, on, or about May 5, 1999, AlphaNet submitted a request to the Authority for change order in the amount of $1,215,891 along with a request for thirteen month extension to the Contract’s duration, which was denied by the Authority’s Project Manager (“Claim”) after which AlphaNet submitted a dispute concerning the Claim to the Authority’s Dispute Resolution Officer which was denied; and

        WHEREAS, AlphaNet then challenged the denial in an Article 78 proceeding whose petition was captioned AlphaNet Solutions, Inc. v. New York City Transit Authority; bearing Index No. 8172/02 in the Supreme Court of the State of New York, Kings County, which petition was denied (“Article 78 proceeding”); and

        WHEREAS, AlphaNet filed a Notice of Appeal from the order denying the petition in the Appellate Division, Second Judicial Department (“Appeal”) bearing Docket No.: 2002-05198; and

        WHEREAS, the Authority has paid AlphaNet to date the sum of $16,400,142.01 and

        WHEREAS, the Authority has approved invoices in the amount of $1,646,014.74 for payment and which are identified on Schedule A annexed hereto (“Approved Invoices”); and

        WHEREAS, the Authority has approved additional invoices in the amount of $96,821.45 for payment and which are identified on Schedule B annexed hereto (“Accepted Invoices”); and

        WHEREAS, monies withheld for Warranties total $638,471.40 (“Warranty Monies”); and

        WHEREAS, AlphaNet has submitted requests for payment to the Authority through March 7, 2003, which have not yet been processed or approved for payment (“Open Invoices”) and which are identified on Schedule C annexed hereto; and

        WHEREAS, AlphaNet intends to submit additional invoices (“Additional Invoices”) to the Authority; and

        WHEREAS, the Authority is assessing liquidated damages in the amount of $300,000.00; and

        WHEREAS, the parties desire to settle all past, present and future claims or disputes between them.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

        1)     The Authority will issue payment, within 30 days of the execution of this Agreement, for the Approved Invoices less a $150,000.00 deduction. That deduction, one half of the Authority’s liquidated damages assessment, will result in an Approved Invoice payment of $1,496,014.74. The parties agree that the balance of the Authority’s liquidated damages assessment ($150,000) will be deducted from AlphaNet’s invoice for monies withheld for warranty work which is $638,471.40 (“Warranty Monies”) and will be paid pursuant to Paragraph 4.

        2)     The Authority acknowledges its receipt of Open Invoices from AlphaNet. The Authority shall process such invoices for payment in accordance with the Contract. The Authority will use its best efforts to process the Open Invoices expeditiously and the parties agree to use their efforts to meet weekly to review the status of all Open Invoices. The parties agree that the sum of $536,476.82, representing the balance of repayments owing by AlphaNet to the Authority in respect of advance payments made by the Authority to AlphaNet under the Contract, will be deducted from payments due for the Accepted Invoices and Open Invoices at the time payments of the Accepted Invoices and Open Invoices are made. The Authority will pay the full amount of the Accepted Invoices and the approved Open Invoices less the deduction of $536,476.82. In the event any portion of the Open Invoices is disputed by the Authority, such invoices will be deemed to be Additional Invoices which shall not delay payment of the remaining Open Invoices.

        3)     All payments due under this Agreement are subject to claims against monies due under the Contract arising under the Lien Law and Labor Law. The Authority represents and warrants to AlphaNet that the Authority is not aware, as of the day of the date of this Agreement, of any claims, liens or lawsuits asserted against the Contract or monies due under the Contract.

        4)     After the $150,000.00 deduction for liquidated damages from the Warranty Monies is made, monies withheld for the warranties shall be $488,471.00 which amount shall be invoiced by AlphaNet subject to any deductions made by the Authority for warranty work. The parties agree that no additional monies will be withheld for warranty retainage. After January 31, 2004, AlphaNet will invoice the Authority for the Warranty Monies.

        5)     The parties agree that the Contract was completed as of January 31, 2003; that any work after that date shall be performed pursuant to mutually agreed change orders; and that all warranties required by the Contract shall expire on January 31, 2004 with the exception of warranties for change order work identified on Schedule D attached hereto as mutually agreed by the Authority and AlphaNet and any other work performed after January 31, 2003.

        6)     Simultaneously with the execution of this Agreement, AlphaNet will deliver to the Authority a stipulation discontinuing with prejudice its appeal from the decision, order and judgment of the Supreme Court, Kings County, in the form annexed hereto as Exhibit 1.

        7)     Except to the extent otherwise set forth herein, the terms of the Contract remain in full force and effect and nothing in this Agreement shall be deemed to be a waiver by the Authority of the provisions of the Contract, including Article 211 pursuant to which any dispute concerning this Agreement shall be adjudicated, except the Authority agrees to limit its assessment of liquidated damages to $300,000.00 and agrees not to assess any additional sums for liquidated damages. Without limiting the foregoing, AlphaNet hereby agrees to defend, indemnify and hold harmless the Authority from and against any and all claims and costs, regardless of nature or description (including counsel fees), arising from, or relating to, (i) any failure of AlphaNet to provide to the Authority the affidavits showing payment to AlphaNet’s employees, subcontractors and suppliers and (ii) any failure, in fact, by AlphaNet to have made all lawfully required payments to AlphaNet’s employees, subcontractors and suppliers for work performed on the Project.

        8)     For, and in consideration of, the mutual agreements set forth herein, AlphaNet does forever release, discharge and acquit the Authority and its subsidiaries, parents and affiliated entities, divisions, assigns, successors, officers, directors, employees, agents, and attorneys, and all other persons, individuals, turns, corporations, government, units, quasi-governmental units, companies, or associations of and from any and all past, present or future actions, causes of action, claims, counterclaims, or demands for damages, costs, loss of use, expenses, compensation, incidental or consequential damages or any other thing whatsoever on account of, whether presently known or acquired in the future or in any way arising out of or relating to the Contract to the day of the date of this Agreement, including but not limited to the Article 78 proceeding and Appeal; provided, however, nothing contained in this Agreement shall relieve the Authority from its obligation to pay AlphaNet any amounts owing to AlphaNet for the Approved Invoices, Accepted Invoices, Open Invoices and Additional Invoices.

        9)     This Agreement is entered into for settlement purposes only, and neither the fact of nor any provision contained in this Agreement nor any action taken pursuant to this Agreement may constitute or be construed to be an admission of any liability or an admission of any claim or fact alleged by either party to this Agreement.

        10)     This Agreement may not be offered or admitted as evidence in any action or proceeding brought by any person, whether bound by this Agreement or not, except in a proceeding brought pursuant to Article 211 of the Contract to enforce the terms of this Agreement.

        11)     The Parties represent and warrant that the persons signing this Agreement have been authorized to do so by the Authority and AlphaNet respectively.

        12)     This Agreement shall inure to the benefit of, and be binding upon, any successor or assign of any Party.

        13)     No modification, amendment or waiver of any provisions of this Agreement shall be effective unless approved in writing by the Parties. The failure of a Party hereto any time to require performance by the other Party of any responsibility or obligation hereunder shall in no way affect the full right to require such performance at any time thereafter. A waiver by a Party of a breach of any provision hereof does not constitute a waiver of any succeeding breach of the same or any such provision nor constitute a waiver of the responsibility or obligation itself. If any provision of this Agreement is declared void, invalid, or unenforceable, it shall have no effect on the validity or enforceability of any other provision hereof.

        14)     This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

        15)     This Agreement is the entire agreement between the Parties with respect to the subject matter hereof and merges and supersedes all prior discussions, correspondence, proposals, agreements and understandings.

        16)     The Parties further state that they jointly drafted this Agreement, consulted with their attorneys and carefully read each and every provision of the foregoing Agreement and understand the contents thereof, and execute the same freely and voluntarily.

        17)     The Parties agree to cooperate fully and execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement.

        18)     The Parties represent and warrant that they have not transferred or assigned any of their rights of recovery against the released Parties.

19) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

New York City Transit Authority By: PETER GILLESPIE —————————————— PETER GILLESPIE Assistant Chief Procurement Officer

AlphaNet Solutions, Inc. By: RICHARD G. ERICKSON —————————————— RICHARD G. ERICKSON President and Chief Executive Officer Corporate Seal

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ALPHANET SETTLEMENT AGREEMENT

SCHEDULE A

Invoice No.	Invoice No.	Invoice No.	Invoice No.

47540	47572	47516	47489
47538	47571	47515	47488
47535	47569	47514	47484
47531	47568	47511	47483
47529	47567	47510	47482
47528	47566	47509	44617
47526	47565	47508	44614
47524	47564	47507	44594
47520	47563	47506	44593
47517	47562	47505	44588
48630	47561	47504	44583
48629	47560	47503	44562
48623	47559	47502	44561
47826	47558	47501	42503
47825	47557	47499	42500
47578	47555	47498	39254
47577	47544	47497	35406
47575	47543	47496	35364
47574	47542	47493	34295
47573	47541	47490

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ALPHANET SETTLEMENT AGREEMENT

SCHEDULE B

Site Name	Category	Invoice No.

Rockaway Blvd	Networking	INV0044587
Queensboro Plaza SCR	Cabling	INV0047485
20th Ave. SCR	Cabling	INV0047486
38th St. Yard (CO# 030502-2)	Cabling	INV0047492
20th Ave. SCR	Networking	INV0047513
71st St. Continental (CO# 071602-2)	Cabling	INV0048868

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ALPHANET SETTLEMENT AGREEMENT

SCHEDULE C

Site Name	Category	Invoice No.

Dekalb SCR	Cabling	INV0035400
145th St. SCR	Networking	INV0044558
179th St. SCR	Networking	INV0044579
148th St. Station	PC	INV0044606
Jay St. (10th Invoice)	PC	INV0044615
Rockaway Park	PC	INV0044616
Broadway/Lafayette	Cabling	INV0047480
Prospect Park (CO# 030502-5)	Cabling	INV0047487
Linden Shop (Includes Aerial Cabling)	Cabling	INV0047491
14th St. & Union Square	Networking	INV0047512
Jay St. (Mar. 02)	PC	INV0047518
	Networking	INV0047521
207th St. (CO# 011502-01)
96th St. SCR	Networking	INV0047525
145th St. SCR	Networking	INV0047527
168th St. Station	Networking	INV0047530
Linden Shop (Includes Aerial Cabling)	Networking	INV0047539
Roosevelt Ave Station	Networking	INV0047545
	Networking	INV0047546
CO# 011402-01 (Design and Testing)
CO# 011402-01 (Labor for 1st SCR site (Dekalb Ave))	Networking	INV0047547
CO#011402-01 (Labor Cost for Project Management)	Networking	INV0047548
CO# 011402-01 (Labor cost for SCR - Grand Concourse)	Networking	INV0047549
CO# 011402-01 (Labor cost for SCR - Grand Central	Networking	INV0047550
Station)
CO# 011402-01 (Labor cost for SCR - Zerega)	Networking	INV0047551
CO# 011402-01 (Labor cost for SCR - 225th)	Networking	INV0047552
CO# 011402-01 (Labor cost for SCR - 145th)	Networking	INV0047553
Jay St. (May 02)	Networking	INV0047554
38th Street Yard	Networking	INV0047556
59th St. & Columbus Circle	PC	INV0047570
Canal St. Station	PC	INV0047576
	Cabling	INV0048869
Westchester Yard (CO# 042202-1)
	Cabling	INV0048871
Nevins St
10

Site Name	Category	Invoice No.

Broadway/Junction	Cabling	INV0048872
212 Jay St	Cabling	INV0048873
14th & 8th Ave	Cabling	INV0048874
34th & 8th Ave	Cabling	INV0048875
57th & 7th Ave	Cabling	INV0048876
207th St. Yard (CO Hub 11)	Networking	INV0048877
212 Jay St	Networking	INV0048878
	Networking	INV0048882
Nevins St
Broadway/Junction	Networking	INV0048883
14th & 8th Ave	Networking	INV0048884
	Networking	INV0048885
Jay St. (Sep. 02)
	Networking	INV0048886
Westchester Yard (CO# 051002-01)
	Networking	INV0048887
34th & 8th Ave
Jay St. (Oct. 02)	Networking	INV0048888
	Networking	INV0048889
Labor for CO# 011402-01 - Router Upgrade
14th & 6th Ave	PC	INV0048890
Jay St. (Oct.02)	PC	INV0048894
4th & 9th Ave	Cabling	INV0049091
Staten Island	Cabling	INV0049092
CO# 121002-1 (Grand Central Station)	Cabling	INV0049093
	Networking	INV0049094
57th & 7th Ave
4th & 9th Ave	Networking	INV0049095
Tiffany Shop	Networking	INV0049096
14th & 8th Ave	PC	INV0049097
212 Jay St	PC	INV0049098
57th & 7th Ave	PC	INV0049100
Nevins St	PC	INV0049102
Roosevelt Ave	PC	INV0049103
Jay St. (Jan. 03)	Networking	INV0049348
Staten Island	Networking	INV0049349
4th & 9th	PC	INV0049350
Jay St. (Jan. 03)	PC	INV0049351
Staten Island	PC	INV0049352
Tiffany Shop	Cabling	INV0049486

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ALPHANET SETTLEMENT AGREEMENT

SCHEDULE D

        Grounding of cabinets (Change Order 071602-1 and Change Order 010903-01).

        Upgrading Software Image on BCN, BLN, ASN, ANH Routers and BH5000 switches (Change Order 011402-01).

NEW YORK SUPREME COURT
APPELLATE DIVISION - SECOND DEPARTMENT

-------------------------------------x
ALPHANET SOLUTIONS, INC.,                  STIPULATION OF DISCONTINUANCE
               Petitioner-Appellant,              WITH PREJUDICE

         -against-                         Docket No. 2002-05198

NEW YORK CITY TRANSIT AUTHORITY,           Kings County Clerk's
                                           Index No. 8172/01
               Respondent-Respondent.
-------------------------------------x

        IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned attorneys of record for all the parties to the above entitled proceeding that the above captioned proceeding be discontinued with prejudice without costs to either party against the other. This stipulation may be filed without further notice with the Clerk of the Court.

Dated:   Brooklyn, New York
             March __, 2003

ROSS AND COHEN By: —————————————— Mark Canizio, Esq. 711 Third Avenue New York, New York 10017 Chairman of the Board (212) 370-1200

MARTIN B. SCHNABEL By: —————————————— Carol Noymer, Esq. New York City Transit Authority 130 Livingston Street, 12th Floor Brookly, New York 11201 (718) 694-3887

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